Exhibit 99.2

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

On May 4, 2026 (the "Merger Closing Date"), Gyre Therapeutics, Inc. (the "Company") acquired Cullgen, Inc. ("Cullgen") pursuant to the Agreement and Plan of Merger and Reorganization dated March 2, 2026, by and among the Company (the “Merger Agreement”), Cullgen and Helix Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Merger Sub merged with and into Cullgen, with Cullgen continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the "Merger"). The Company acquired Cullgen in an all-stock transaction that valued Cullgen at approximately $300 million, and all outstanding shares of Cullgen capital stock were exchanged for shares of the Company's common stock or Series B Convertible Preferred Stock in accordance with the exchange terms set forth in the Merger Agreement. The Company evaluated the Merger under ASC 805-50 and determined that the Merger is a combination of entities under common control because the Company and Cullgen were controlled by the same parent, GNI Japan, both before and after the Merger, and such control was not transitory. Accordingly, the assets and liabilities transferred are recognized at their historical carrying amounts on the Merger Closing Date, no new basis of accounting or goodwill is recognized, and the Company's financial statements are retrospectively adjusted to reflect the combination as if it had consummated at the beginning of the earliest period presented, consistent with ASC 805-50 and applicable SEC rules and regulations.

The following unaudited pro forma condensed combined financial statements are based on the Company's historical financial statements and Cullgen's historical consolidated financial statements as adjusted to give effect to the Company's acquisition of Cullgen. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026, and the year ended December 31, 2025, give effect to the Merger as if it had consummated on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, reflects the retrospective combination of entities under common control and excludes the ownership-attribution effects of the Company's acquisition/exchange of Cullgen interests held by parties other than GNI Japan, as described in Note 1. The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the transaction as if it had been consummated at the end of the three-month period ended March 31, 2026. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the transaction been completed on the dates assumed, nor is it necessarily indicative of the future financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not include Management's Adjustments, as defined in Article 11 of Regulation S-X, including potential cost savings or other operational efficiencies that could result from the acquisition. Management has not identified material intercompany revenues, expenses, management services arrangements or other transactions between the Company and Cullgen requiring elimination or other Transaction Accounting Adjustments. The assumptions and estimates underlying the Transaction Accounting Adjustments reflected in the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should be read together with the Company's historical financial statements, which are included in the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q, and Cullgen's historical information included herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2026
(U.S. dollars in thousands)

	Gyre Therapeutics, Inc. (Historical)	Cullgen, Inc. (Historical)	Historical Combined Prior to Adjustments	Transaction Accounting Adjustments [A]	Transaction Accounting Adjustments [B]	Transaction Accounting Adjustments [C]	Transaction Accounting Adjustments [D]	Pro Forma Combined
ASSETS
Cash and cash equivalents	37,501	13,322	50,823					50,823
Short-term bank deposits	12,307	-	12,307					12,307
Short-term investments	-	21,998	21,998					21,998
Notes receivable	3,817	-	3,817					3,817
Accounts receivables, net	22,763	-	22,763					22,763
Other receivables from GNI	230	-	230					230
Inventories	11,352	-	11,352					11,352
Prepaid assets and other current assets	3,762	2,442	6,204					6,204
Total current assets	91,732	37,762	129,494	-	-	-	-	129,494
Property and equipment, net	23,572	3,879	27,451					27,451
Intangible assets, net	4,627	8	4,635					4,635
Deferred tax assets	7,723	-	7,723					7,723
Long-term certificates of deposit	29,419	-	29,419					29,419
Other assets, noncurrent	4,942	2,903	7,845					7,845
Total assets	162,015	44,552	206,567	-	-	-	-	206,567
LIABILITIES AND EQUITY
Accounts payable	265	1,538	1,803					1,803
Due to related parties	226	-	226					226
Accrued expenses and other current liabilities	15,415	2,403	17,818		302			18,120
Income tax payable	3,131	83	3,214					3,214
Operating lease liabilities, current	751	548	1,299					1,299
Total current liabilities	19,788	4,572	24,360	-	302	-	-	24,662
Operating lease liabilities, noncurrent	72	2,157	2,229					2,229
Deferred government grants	840	-	840					840
Warrant liability, noncurrent	2,872	-	2,872					2,872
Other noncurrent liabilities	1,458	58	1,516					1,516
Total liabilities	25,030	6,787	31,817	-	302	-	-	32,119
Contingently redeemable, convertible preferred stock (mezzanine equity)	-	177,403	177,403	(61,403)		(116,000)	22,430	22,430
Common stock	91	1	92			(1)	14	105
Additional paid-in capital	174,651	5,372	180,023			116,001	(22,444)	273,580
Statutory reserve	3,648	-	3,648					3,648
Accumulated deficit	(77,667)	(144,834)	(222,501)	61,403	(302)			(161,400)
Accumulated other comprehensive income (loss)	586	(177)	409					409
Total stockholders’ equity (deficit)	101,309	(139,638)	(38,329)	61,403	(302)	116,000	(22,430)	116,342
Noncontrolling interest	35,676	-	35,676					35,676
Total stockholders’ equity (deficit)	136,985	(139,638)	(2,653)	61,403	(302)	116,000	(22,430)	152,018
Total liabilities, contingently redeemable, convertible preferred stock, and stockholders’ equity	162,015	44,552	206,567	-	-	-	-	206,567

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2026
(U.S. dollars in thousands, except share and per share data)

	Gyre Therapeutics, Inc. (Historical)	Cullgen, Inc. (Historical)	Historical Combined Prior to Adjustments	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	22,519	1,911	24,430	-		24,430
Operating expenses:
Cost of revenues	1,227	-	1,227	-		1,227
Selling and marketing	14,136	-	14,136	-		14,136
Research and development	6,738	4,743	11,481	-		11,481
General and administrative	7,220	6,785	14,005	-		14,005
Transaction costs	2,553	-	2,553	-		2,553
Total operating expenses:	31,874	11,528	43,402	-		43,402
Loss from operations	(9,355)	(9,617)	(18,972)	-		(18,972)
Other income, net:
Change in fair value of warrant liability	89	-	89	-		89
Other income, net	29	827	856	-		856
Loss before income taxes	(9,237)	(8,790)	(18,027)	-		(18,027)
Provision for income taxes	(621)	71	(550)	-		(550)
Net loss	(9,858)	(8,719)	(18,577)	-		(18,577)
Net loss attributable to non-controlling interest	(1,167)	-	(1,167)			(1,167)
Accretion of redeemable convertible preferred stock	-	(3,936)	(3,936)	3,936	[F]	-
Net loss available to common stockholders	(8,691)	(12,655)	(21,346)	3,936		(17,410)
Net loss per share attributable to common stockholders:
Basic	$(0.10)	$(1.26)			[Note 3]	$(0.16)
Diluted	$(0.10)	$(1.26)			[Note 3]	$(0.17)
Weighted average shares used in calculating net loss per share attributable to common stockholders:
Basic	91,317,142	10,023,615			[Note 3]	105,767,669
Diluted	91,344,584	10,023,615			[Note 3]	105,795,111
Other comprehensive loss:
Net loss from operations	(9,858)	(8,719)	(18,577)	-		(18,577)
Foreign currency translation adjustments	1,957	222	2,179	-		2,179
Unrealized loss on short-term investments	-	(51)	(51)	-		(51)
Reclassification adjustment for realized loss to net loss	-	(8)	(8)	-		(8)
Comprehensive loss from operations	(7,901)	(8,556)	(16,457)	-		(16,457)
Net loss attributable to noncontrolling interest	(1,167)	-	(1,167)	-		(1,167)
Foreign currency translation adjustments attributable to noncontrolling interest	592	-	592	-		592
Comprehensive loss attributable to noncontrolling interest	(575)	-	(575)	-		(575)
Comprehensive loss attributable to common stockholders	(7,326)	(12,492)	(19,818)	3,936		(15,882)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(U.S. dollars in thousands, except share and per share data)

	Gyre Therapeutics, Inc. (Historical)	Cullgen, Inc. (Historical)	Historical Combined Prior to Adjustments	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	116,588	15,373	131,961	-		131,961
Operating expenses:
Cost of revenues	5,416	-	5,416	-		5,416
Selling and marketing	65,179	-	65,179	-		65,179
Research and development	13,698	19,330	33,028	-		33,028
General and administrative	20,804	10,246	31,050	-		31,050
Loss on disposal of assets, net	4	-	4	-		4
Transaction costs	-	-	-	302	[E]	302
Total operating expenses:	105,101	29,576	134,677	302		134,979
Income (loss) from operations	11,487	(14,203)	(2,716)	(302)		(3,018)
Other income, net:
Change in fair value of warrant liability	2,707	-	2,707	-		2,707
Other expense, net	(1,505)	403	(1,102)	-		(1,102)
Interest income, net	1,747	1,905	3,652	-		3,652
Income (loss) before income taxes	14,436	(11,895)	2,541	(302)		2,239
Provision for income taxes	(4,556)	1,090	(3,466)	-		(3,466)
Net income (loss)	9,880	(10,805)	(925)	(302)		(1,227)
Net income (loss) attributable to non-controlling interest	4,853	-	4,853			4,853
Accretion of redeemable convertible preferred stock	-	(14,801)	(14,801)	14,801	[F]	-
Net income (loss) available to common stockholders	5,027	(25,606)	(20,579)	14,499		(6,080)
Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$(2.55)			[Note 3]	$(0.06)
Diluted	$0.02	$(2.55)			[Note 3]	$(0.08)
Weighted average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	89,344,622	10,023,615			[Note 3]	103,795,149
Diluted	103,180,037	10,023,615			[Note 3]	103,878,456
Other comprehensive income (loss):
Net income (loss) from operations	9,880	(10,805)	(925)	(302)		(1,227)
Foreign currency translation adjustments	2,636	432	3,068	-		3,068
Unrealized gain on short-term investments	-	23	23	-		23
Reclassification adjustment for realized loss to net loss	-	(10)	(10)	-		(10)
Comprehensive income (loss) from operations	12,516	(10,360)	2,156	(302)		1,854
Net income (loss) attributable to noncontrolling interest	4,853	-	4,853	-		4,853
Foreign currency translation adjustments attributable to noncontrolling interest	818	-	818	-		818
Comprehensive income (loss) attributable to noncontrolling interest	5,671	-	5,671	-		5,671
Comprehensive income (loss) attributable to common stockholders	6,845	(25,161)	(18,316)	14,499		(3,817)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(U.S. dollars in thousands, except share and per share data)

	Gyre Therapeutics, Inc. (Historical)	Cullgen, Inc. (Historical)	Historical Combined Prior to Adjustments	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	105,757	23,914	129,671	-		129,671
Operating expenses:
Cost of revenues	3,884	-	3,884	-		3,884
Selling and marketing	57,511	-	57,511	-		57,511
Research and development	12,024	19,743	31,767	-		31,767
General and administrative	16,109	6,343	22,452	-		22,452
Loss on disposal of assets, net	66	-	66	-		66
Total operating expenses:	89,594	26,086	115,680	-		115,680
Income (loss) from operations	16,163	(2,172)	13,991	-		13,991
Other income, net:
Change in fair value of warrant liability	7,167	-	7,167	-		7,167
Other expense, net	(1,659)	3,489	1,830	-		1,830
Interest income, net	1,547	-	1,547	-		1,547
Income (loss) before income taxes	23,218	1,317	24,535	-		24,535
Provision for income taxes	(5,320)	(2,490)	(7,810)			(7,810)
Net income (loss)	17,898	(1,173)	16,725	-		16,725
Net income (loss) attributable to non-controlling interest	5,813	(721)	5,092	-		5,092
Accretion of redeemable convertible preferred stock	-	(13,431)	(13,431)	9,693	[G]	(3,738)
Net income (loss) available to common stockholders	12,085	(13,883)	(1,798)	9,693		7,895
Net income (loss) per share attributable to common stockholders:
Basic	$0.14	$(1.38)			[Note 3]	$0.09
Diluted	$0.05	$(1.38)			[Note 3]	$0.01
Weighted average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	85,094,948	10,023,615			[Note 3]	85,094,948
Diluted	102,293,526	10,023,615			[Note 3]	102,293,526
Other comprehensive income (loss):
Net income (loss) from operations	17,898	(1,173)	16,725	-		16,725
Foreign currency translation adjustments	(1,460)	(215)	(1,675)	-		(1,675)
Unrealized (loss) gains on short-term investments	-	(75)	(75)	-		(75)
Reclassification adjustment for realized loss to net loss	-	2	2	-		2
Comprehensive income (loss) from operations	16,438	(1,461)	14,977	-		14,977
Net income (loss) attributable to noncontrolling interest	5,813	(721)	5,092	-		5,092
Foreign currency translation adjustments attributable to noncontrolling interest	(507)	-	(507)	-		(507)
Comprehensive income (loss) attributable to noncontrolling interest	5,306	(721)	4,585	-		4,585
Comprehensive income (loss) attributable to common stockholders	11,132	(14,171)	(3,039)	9,693		6,654

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from the historical consolidated financial statements of the Company and Cullgen. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Cullgen by the Company as if the transaction had consummated on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026, and the year ended December 31, 2025, give effect to the Merger as if it had consummated on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, reflects the retrospective combination of entities under common control and excludes the ownership-attribution effects of the Company's acquisition/exchange of Cullgen interests held by parties other than GNI Japan, as described below.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the transaction been completed on the dates assumed, nor is it necessarily indicative of the future financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not include Management's Adjustments, as defined in Article 11 of Regulation S-X, including potential cost savings or other operational efficiencies that could result from the acquisition. Management has not identified material intercompany revenues, expenses, management services arrangements or other transactions between the Company and Cullgen requiring elimination or other Transaction Accounting Adjustments. The unaudited pro forma condensed combined financial information reflects Transaction Accounting Adjustments that depict, in the pro forma condensed combined balance sheet, the accounting for the Merger required by U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and, in the pro forma condensed combined statements of operations, the effects of the pro forma balance sheet adjustments assuming those adjustments were made as of January 1, 2024.

The Transaction Accounting Adjustments are based upon currently available information and assumptions that management believes are reasonable under the circumstances. Actual results may differ materially from those reflected in the unaudited pro forma condensed combined financial information. The accompanying notes describe the assumptions underlying and Transaction Accounting Adjustments reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information includes Cullgen's historical financial information derived from Cullgen's standalone U.S. GAAP financial statements. Management reviewed GNI Japan's historical carrying-basis information for Cullgen and did not identify acquisition-accounting basis differences, pushdown accounting adjustments or goodwill associated with Cullgen that would require adjustment to Cullgen's standalone financial statements for purposes of the unaudited pro forma condensed combined financial information. GNI Japan's historical consolidation records reflected a noncontrolling interest in Cullgen prior to the Merger; however, because the unaudited pro forma condensed combined balance sheet gives effect to the Company's acquisition of 100% of Cullgen as if the transaction had consummated as of the balance sheet date, any such historical noncontrolling interest would be eliminated in the pro forma presentation, with the offset reflected within equity. Accordingly, management has not separately presented or manually attributed a noncontrolling interest in Cullgen in the unaudited pro forma condensed combined financial information for the three months ended March 31, 2026 and the year ended December 31, 2025, respectively. Management concluded that any separate attribution and subsequent elimination of such historical noncontrolling interest would be presentational only and would not affect the final presentation of the combined company's pro forma assets, liabilities, total equity, results of operations before attribution, or cash flows. This presentation differs from the presentation expected in the Company's future periodic reports on Forms 10-Q and 10-K, in which the Company expects to retrospectively recast comparative periods prior to the Merger for periods during which the Company and Cullgen were under common control and to manually attribute the portion of Cullgen's historical equity and net income or loss attributable to ownership interests held by parties other than GNI Japan as noncontrolling interest.

For the year ended December 31, 2024, which is an earlier annual period presented solely to reflect the retrospective combination of entities under common control, the Company disaggregated the Merger's accounting effects between (i) the common-control transfer of the Cullgen business to the Company and (ii) the acquisition/exchange of Cullgen interests held by parties other than GNI Japan. The 2024 unaudited pro forma condensed combined statement of operations reflects the common-control transfer and retains the historical attribution of Cullgen's net income or loss and preferred stock accretion to noncontrolling interests to the extent described in Note [G] but does not reflect the later ownership-attribution effects of the Company's acquisition/exchange of the non-GNI interests. Those ownership-attribution effects are reflected in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the three months ended March 31, 2026.

2. Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

[A] Represents the elimination of the cumulative accretion recorded on Cullgen's redeemable convertible preferred stock and the corresponding adjustment to accumulated deficit. Because all outstanding shares of Cullgen redeemable convertible preferred stock were exchanged in the Merger and are not part of the post-transaction capital structure, the historical accretion previously recognized to adjust such securities to redemption value has been reversed for pro forma presentation purposes.

[B] Represents the accrual of approximately $0.3 million of additional transaction costs incurred by the Company subsequent to March 31, 2026, and prior to the Merger Closing Date. Because the unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had been consummated on March 31, 2026, the Transaction Accounting Adjustment reflects the transaction costs incurred in connection with the Merger as if such costs had been incurred and accrued as of March 31, 2026.

[C] Represents the elimination of Cullgen's historical redeemable convertible preferred stock, classified as mezzanine equity, and common stock. Pursuant to the Merger Agreement, all outstanding shares of Cullgen capital stock were exchanged for shares of the Company's common stock and Series B Convertible Preferred Stock at the effective time of the Merger. Accordingly, Cullgen's historical capital accounts were eliminated and the Company's post-transaction capital structure was reflected in the pro forma combined balance sheet.

[D] Represents the issuance of Company common stock and Series B Convertible Preferred Stock, classified as mezzanine equity, in exchange for all outstanding shares of Cullgen capital stock pursuant to the Merger Agreement. Consistent with the accounting for transfers of net assets between entities under common control, the equity interests issued have been recorded at an amount equal to the historical carrying value of Cullgen's net assets transferred to the Company. As a result, no step-up to fair value was recognized for the equity securities issued as merger consideration, regardless of whether the fair value of such securities was readily determinable.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

[E] Represents the accrual of additional transaction costs incurred by the Company subsequent to March 31, 2026. The remaining transaction costs of $2.6 million are included in the historical income statement of the Company for the three months ended March 31, 2026. These costs will not affect the Company's income statement beyond 12 months after the transaction date.

[F] Represents the elimination of historical accretion related to Cullgen's redeemable convertible preferred stock for the three months ended March 31, 2026, and the year ended December 31, 2025. In connection with the Merger, all outstanding shares of Cullgen redeemable convertible preferred stock were exchanged for shares of the Company's common stock or Series B Convertible Preferred Stock and ceased to be outstanding.

As a result, the historical accretion to redemption value associated with such securities has been removed from those pro forma statements of operations because it relates to securities that were extinguished in the Merger and will not affect the combined company's results of operations following the Merger. See Note [G] for the treatment of Cullgen's historical preferred stock accretion for the year ended December 31, 2024.

[G] For the year ended December 31, 2024, the unaudited pro forma condensed combined statement of operations reflects the retrospective combination of entities under common control and excludes the ownership-attribution effects of the Company's acquisition/exchange of Cullgen interests held by parties other than GNI Japan. Accordingly, the adjustment to Cullgen's historical preferred stock accretion (i) eliminates accretion attributable to preferred shares held by GNI-controlled holders and (ii) allocates the portion of non-GNI preferred stock accretion not attributable to the Company's controlling common interest. The pro forma combined amount retains the portion of non-GNI preferred stock accretion allocable to the Company's controlling common interest. The calculation is as follows (in thousands):

Description	Amount
Cullgen historical accretion of redeemable convertible preferred stock (A)	$13,431
Less: accretion attributable to GNI-held preferred shares (B)	(3,722)
Non-GNI / NCI preferred stock accretion (C = A - B)	9,709
GNI controlling common interest percentage	38.5%
Non-GNI / NCI preferred stock accretion attributable to GNI controlling common interest (D = C x 38.5%)	3,738
Non-GNI / NCI preferred stock accretion attributable to non-GNI common interests (E = C - D)	5,971
Transaction Accounting Adjustment to preferred stock accretion line (B + E)	$9,693

3. Net Income (Loss) Per Share

The following table presents the calculation of unaudited pro forma basic and diluted net income (loss) per share attributable to common stockholders and the weighted-average shares used in the calculations (in thousands, except share and per share data):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025	Year Ended December 31, 2024
Numerator:
Historical combined net income (loss) available to common stockholders	$(21,346)	$(20,579)	$(1,798)
Transaction Accounting Adjustments:
Adjustment to accretion of redeemable convertible preferred stock	3,936	14,801	9,693
Transaction costs	-	(302)	-
Pro forma net income (loss) available to common stockholders - basic	$(17,410)	$(6,080)	$7,895
Less: change in fair value of warrant liability	(89)	(2,707)	(7,167)
Pro forma net income (loss) available to common stockholders - diluted	$(17,499)	$(8,787)	$728
Denominator:
Historical Gyre weighted-average shares outstanding - basic	91,317,142	89,344,622	85,094,948
Shares of Company common stock issued as Merger consideration	14,450,527	14,450,527	-
Pro forma weighted-average shares outstanding - basic	105,767,669	103,795,149	85,094,948
Incremental shares from Gyre historical securities included in diluted EPS	27,442	83,307	17,198,578
Pro forma weighted-average shares outstanding - diluted	105,795,111	103,878,456	102,293,526
Pro forma net income (loss) per share attributable to common stockholders - basic	$(0.16)	$(0.06)	$0.09
Pro forma net income (loss) per share attributable to common stockholders - diluted	$(0.17)	$(0.08)	$0.01

For the year ended December 31, 2024, the pro forma weighted-average shares outstanding exclude the 14,450,527 shares of Company common stock issued to non-GNI former holders of Cullgen capital stock as Merger consideration because the 2024 unaudited pro forma condensed combined statement of operations reflects only the retrospective common-control combination effects and does not reflect the acquisition/exchange of those non-GNI interests. Those shares are included in pro forma weighted-average shares outstanding for the three months ended March 31, 2026, and the year ended December 31, 2025, which reflect the ownership-attribution effects of the Merger.

The diluted EPS numerator excludes the change in fair value of the warrant liability because the Company's liability-classified warrants are assumed to be share-settled for purposes of diluted EPS to the extent dilutive. For the year ended December 31, 2024, after giving effect to the adjustment described in Note [G], the pro forma diluted EPS numerator was positive after excluding the change in fair value of the warrant liability; accordingly, Gyre's historical dilutive securities were included in pro forma diluted weighted-average shares outstanding to the extent dilutive. Incremental shares from converted Cullgen options were excluded for all periods presented because inclusion would have been anti-dilutive for the three months ended March 31, 2026, and the year ended December 31, 2025, and because the 2024 statement of operations does not reflect the acquisition/exchange of non-GNI interests.

Each share of Series B Convertible Preferred Stock is convertible into five shares of the Company's common stock following stockholder approval of the Conversion Proposal, subject to applicable beneficial ownership limitations. The Conversion Proposal was approved by stockholders on June 10, 2026, subsequent to the Merger Closing Date. Because the stockholder approval requirement was a substantive conversion contingency that had not been satisfied as of the Merger Closing Date and was resolved subsequent to the Merger, the common shares issuable upon conversion of the Series B Convertible Preferred Stock have not been reflected in pro forma diluted weighted-average shares outstanding for any period presented.